OFFICE SERVICE AGREEMENT

This agreement (this "Agreement") is dated as of **August 3rd, 2022** and is entered into in **New York, NY**

by and between **Executive Workspace, LLC d/b/a Elevated NY** (hereinafter "Elevated")

and **The OLB Group, Inc.** (hereinafter "Client")

Elevated and Client agree that Elevated shall grant to Client for and in consideration of the agreements and fee(s) set forth herein, a license to use the office(s) as from time to time designated by Elevated and, in common with Elevated's other clients, a license to use Elevated's Business Center facilities and services, in accordance with the terms and conditions hereof.

1. **DEFINED TERMS.** This Section 1 contains certain defined terms used throughout this Agreement, and all provisions of this Agreement are to be read in accordance therewith:

   A. Base Services: Elevated's Complete Executive Office Program, including the use of executive offices complete with professional administrative staff, telephone answering and such other inclusive services, are as defined in Schedule "A" attached hereto and made a part hereof.

   B. Additional Services: Access to additional business services for purchase as needed by Client, including secretarial, administrative, telecommunications support and such other services are as defined in Schedule "B" attached hereto and made a part hereof.

   C. Elevated Business Center: **1120 Avenue of the Americas, 4th Floor, New York, NY 10036**

   D. Building: **Hippodrome Building**

   E. Office number(s): **4033**

   F. Commencement Date: **September 1st, 2022**

   G. End of Initial Term: **August 31st, 2023**

   H. Users/Communication Fee (See Schedule D): ***2 Internet Users at $50.00 per user (reduced from $100.00 per user).*** Each "User" includes: (1) Telephone Handset, (1) High Speed Internet (DS-3) access. Secure Wi-Fi and unlimited local and long distance calls throughout the United States). Additional Users available at customary monthly rate as per Schedule D

   I. Refundable Services Retainer: **$4148.00**

   J. Allowing a maximum occupancy capacity of person(s):4 **Persons**

   K. Initial Term: **12 Months**

   L. Monthly Base Services Fee: **$2,765.00**

   M. Term: Initial Term plus any implicitly or explicitly agreed upon extensions thereof, being subject to the terms of Paragraph 5 of this Agreement.

1st Month Free and 13th Month free with a 12 Month service agreement- One Time promotion

2. **OFFICE:** Client shall, as part of the Base Services, be granted a license to use the Office and shall have access to the Office twenty-four (24) hours a day, seven (7) days a week during the Term above set forth. Elevated agrees to provide office cleaning, maintenance services, electricity, heating and air conditioning to the Office for normal service use in such reasonable quantities and during such reasonable hours as shall be determined by Elevated or the Building. In addition, Client will have reasonable use of Elevated's common area facilities within the Elevated Business Center. Client shall use the Office and such common area facilities solely for general office use in the conduct of the Client's business.

If, for any reason whatsoever, Elevated is unable to provide use of the Office or a mutually agreed upon alternative office at the time herein agreed, Client may either extend the Commencement Date until the Office becomes available or, as its sole remedy for such failure, cancel and terminate this Agreement if the use of the Office is not available to Client within five (5) business days after written notice to Elevated by Client, in which case any prior payments shall be fully refunded. No such failure to provide use of the Office shall subject Elevated to any liability for loss or damage, nor affect the validity of this Agreement or the obligation of the Client hereunder.

Elevated will have the right to relocate Client to another office in the Elevated Business Center, and to substitute such other office for the Office licensed hereby, provided such other office is substantially similar in area and configuration to the Office and provided Client shall incur no increase in the Monthly Base Services Fee or any relocation cost or expense.

3. **SERVICES.** Elevated agrees, in consideration of the Monthly Base Services Fee, to provide Base Services to Client as described in Schedule "A". From time to time during the Term of this Agreement, Elevated may, at its option, make other services available to Client of the nature described in Schedule "B", at fees that are from time to time established by Elevated. Elevated shall be under no obligation to provide Schedule "B" services if the monthly cost thereof exceeds the Refundable Services Retainer. In the event Client is in default of this Agreement, Elevated may, at its option, cease furnishing any and all services, including without limitation communication services.

Client will not offer to any party in the Elevated Business Center or the Building any of the services that Elevated provides to its clients, including but not limited to the services described in Schedule "A" and "B".

Client will use only telecommunications systems and services as provided by Elevated. Client will pay monthly to Elevated the Communication Fee for the use of each telephone instrument and voice lines. In the event Elevated discontinues the offering of long distance service, Client will provide its own long distance service through a locally accessed long distance carrier. Notwithstanding the foregoing; client shall be permitted to use its own Voice over IP phone service but shall be required to use internet service provided by ElevatedNY.

Client acknowledges that due to the imperfect nature of verbal, written and electronic communications, neither Elevated nor any of its officers, directors, employees, shareholders, partners, agents or representatives shall be responsible for damages, direct or consequential, that may result from the failure of Elevated to furnish any service, including but not limited to the service of conveying messages, communications and other utilities or services required under this Agreement or agreed to by Elevated. Client's sole remedy and Elevated's sole obligation for any failure to render any service, any error or omission, or any delay or interruption with respect thereto, is limited to an adjustment to Client's billing in an amount equal to the charge for such service for the period during which the failure, delay or interruption continues.

CLIENT EXPRESSLY WAIVES, AND AGREES NOT TO MAKE ANY CLAIM FOR DAMAGES, DIRECT OR CONSEQUENTIAL, ARISING OUT OF ANY FAILURE TO FURNISH ANY UTILITY, SERVICE OR FACILITY, ANY ERROR OR OMISSION WITH RESPECT THERETO, OR ANY DELAY OR INTERRUPTION OF THE SAME.

4. MAIL. Each Client must complete a separate United States Postal Service Form 1583 ("Form 1583") to be authorized to receive mail or packages. Client further agrees to sign a revised version of this Agreement and Form 1583 whenever any information required on Form 1583 changes. Client further agrees that upon cancellation or termination of this Agreement, Client authorizes Elevated to accept and destroy any "Unsolicited Mail" (e.g. mail addressed to "Client", "current resident", or similar designation; or coupons, advertising, or other promotional material) and any mail addressed to Client that is delivered to Elevated by the United States Postal Service. However, at the Client's election evidenced by a writing that has a delivery receipt reflecting delivery to Elevated, Elevated is authorized but not required to:

a. Re-mail (i.e. forward) Client's mail (except for Unsolicited Mail) upon Client's payment for postage, packaging material, and forwarding fees. Client must pay a monthly forwarding fee per an agreement to be reached between Elevated and Client in the departure form for the time period that mail is to be re-mailed. It is Client's responsibility to make arrangements with Elevated to identify any mail forwarding needs prior to the cancellation or termination of this Agreement; or

b. Store the mail or United States Postal Service packages (except for Unsolicited Mail) upon Client's payment of fees per an agreement to be reached between Elevated and Client in the departure form for the time period in which Elevated holds the mail or packages. It is Client's responsibility to make arrangements with Elevated to identify any mail storage needs prior to the cancellation or termination of this Agreement.

If Client does not wish to continue services under paragraphs 4.a. or 4.b. above, then after the expiry of one (1) month after the cancellation or termination of this Agreement, Elevated may:

a. Refuse any mail or package addressed to Client and delivered to Elevated.

b. Destroy any of Client's mail or packages remaining at Elevated at such time.

Client must accept and sign for all mail and packages upon the request of Elevated. In the event that Client refuses to accept any mail or packages, Elevated may return the mail or package to the sender and Client will be responsible for any postage or other fees associated with such return. C.O.D. items <u>will not</u> be accepted under any circumstances before, after, or during the effectiveness of this Agreement.

Elevated agrees to follow its standard procedures for making mail received at Elevated and addressed to Client available to Client. Client hereby releases and agrees to protect, indemnify, defend and hold Elevated harmless from any and all liability that may arise at any time in connection with Elevated actions or status, whether based in law or upon Elevated's belief, including any action that can be interpreted as Elevated accepting service of process for Client.

5. DURATION OF AGREEMENT. Upon the End of Initial Term, or any extension thereof, the duration of the license herein granted, shall be automatically extended for the same period of time as the Initial Term, upon the same terms and conditions as contained herein, unless either party gives notice to the other in writing to the contrary at least (i) Sixty (60) days prior to the End of Initial Term or any extension thereof; or (ii) (90) days if Client has licensed the use of three or more offices. Notwithstanding anything to the contrary contained in this Agreement, the termination date set forth in any termination notice shall be the last day of a calendar month.

Upon any termination of this Agreement, whether by lapse of time or otherwise, or upon any revocation of Client's license herein granted, Client shall cease all use of the Office, the Elevated Business Center and all services immediately. For each and every month or portion thereof that Client continues use of the Office after the termination of this Agreement by lapse of time or otherwise, without the express written consent of Elevated, Client shall pay Elevated an amount equal to double the Monthly Base Services Fee computed on a per-month basis for each month or portion thereof that Client continues the use of the Office.

6. PAYMENTS AND ESCALATIONS. Client agrees to pay to Elevated the Monthly Base Services Fee plus applicable sales or use taxes, in advance, on the first day of each calendar month during the Term, without any deduction, offset, notice or demand. If the Commencement Date shall be other than the first day of a month or end on a date other than the last day of a month, fees for any such month shall be prorated. Charges for any Schedule "B" service purchased by Client from Elevated shall be due and payable on the 10th day of the month following the order for any such service.

Twelve months after the Commencement Date of this Agreement and each and every twelve month period thereafter, the Monthly Base Services Fee will automatically increase by six percent (6%) of the Monthly Base Services Fee due during the immediately preceding twelve month period.

All Monthly Base Services Fees and other sums payable hereunder shall be payable at the office of Elevated or at such other location or to any agent designated in writing by Elevated. In addition to any other sums due, Client shall pay monthly late charges equal to five percent (5%) of all amounts that have not been paid to Elevated within five (5) days of their respective due dates. The parties agree that such late charges are fair and reasonable compensation for costs incurred by Elevated where there is a default in any payment due under this Agreement.

Upon execution of this Agreement, Client shall pay Elevated or its agent the Refundable Services Retainer. The Refundable Services Retainer shall be held by Elevated in accordance with applicable law and no interest shall be paid thereon. In addition to the Refundable Services Retainer, Client will, upon execution hereof, pay to Elevated the Monthly Base Services Fee for the first full month of the Initial Term. If any instrument purporting to deposit with Elevated the Refundable Services Retainer is dishonored, upon notification to Elevated of such dishonor, this agreement shall be nullified in full and Client shall have no right or privilege to occupy the Office nor any right to any of the services it would have received under this Agreement.

Client agrees that the Refundable Services Retainer shall not be used by Client as payment for the Monthly Base Services Fee for the last month of the Term. In the event Client defaults in the performance of any of the terms hereof, Elevated may terminate this Agreement and the license herein granted and may also use, apply or retain the whole, or any part, of the Refundable Services Retainer for the payment of any service fee or any other payment due hereunder, or for payment of any other sum that Elevated may spend by reason of Client's default. If Client shall, at the end of the Term, have fully and faithfully complied with all of the terms and provisions of this Agreement, and surrendered all keys, access cards and Building passes, the Refundable Services Retainer, or any balance

thereof, shall be returned to client within forty-five (45) days after Client's account has reached a zero balance.

7. DAMAGES AND INSURANCE. Client will not damage or deface the furnishings, walls, floors or ceilings, nor make holes for the hanging of pictures except as permitted in Schedule C or make or suffer to be made any waste, obstruction or unlawful, improper or offensive use of the Office or the common area facilities. Client will not cause damage to any part of the Building or the property of Elevated or disturb the quiet enjoyment of any other licensee or occupant of the Building. Upon the termination of this Agreement, the Office shall be in as good condition as when Client commenced the use thereof, normal wear and tear excepted. Client agrees to pay for repainting each Office used less than twelve (12) months by Client, at a cost not to exceed Three Hundred Dollars ($300.00) per Office. Elevated will have the right, at any time and from time to time, to enter the Office to inspect the same and/or to make such repairs and alterations as Elevated reasonably deems necessary. The cost of any repair resulting from the act or omission of Client shall be reimbursed to Elevated by Client upon demand. Elevated shall have the right to show the Office to prospective Clients, provided Elevated will use reasonable efforts not to disrupt Client's business.

Elevated and its respective directors, licensors, officers, agents, servants and employees shall not, to the extent permitted by law, except upon the affirmative showing of Elevated's gross negligence or willful misconduct, be liable for, and Client waives all right of recovery against such entities and individuals for any damage or claim with respect to any injury to person or damage to, or loss or destruction of any property of Client, its employees, authorized persons and invitees due to any act, omission or occurrence in or about the Elevated Business Center or the Building. Without limitation to any other provision hereof, each party hereto hereby agrees to indemnify, defend and hold harmless the other party hereto, and such other party's officers, directors, employees, shareholders, partners, agents and representatives, from and against any liability to third parties arising out of, in the case of Client as an indemnifying party, Client's use and occupancy of the Office or any act or omission of Client or Client's officers, directors, employees, shareholders, partners, agents, representatives, contractors, customers or invitees and, in the case of Elevated as an indemnifying party, any act or omission constituting gross negligence or willful misconduct of Elevated or Elevated's officers, directors, employees, shareholders, partners, agents or representatives. Subject to the foregoing, Client assumes all risk of loss with respect to all personal property of Client, its agents, employees, contractors, and invitees, within or about the Elevated Business Center or the Building. Client acknowledges that it is Client's responsibility to maintain insurance to cover the risks set forth in this paragraph.

Elevated and Client each hereby waive any and all rights of recovery against the other, or against the directors, licensors, officers, agents, servants and employees of the other, for loss of or damage to its property or the property of others under its control, to the extent such loss or damage is covered by any insurance policy.

If the Elevated Business Center is made unusable, in whole or in part, by fire or other casualty not due to negligence of Client, Elevated may, at its option, terminate this Agreement upon notice to Client, effective upon such casualty, or may elect to repair, restore or rehabilitate, or cause to be repaired, restored or rehabilitated, the Elevated Business Center, without expense to Client, within ninety (90) days or within such longer period of time as may be required because of events beyond Elevated's control. The Monthly Base Services Fee shall be abated on a per diem basis for the portions of the Office that are unusable.

8. DEFAULT.

A. Client shall be deemed to be in default under this Agreement: (a) if Client defaults in the payment of the Monthly Base Services Fee or other sums due hereunder; (b) if Client exceeds the maximum occupancy capacity above set forth or defaults in the prompt and full performance of any other provision of this Agreement and any such excess occupancy or default continues in excess of five (5) business days after written notice thereof by Elevated; or (c) if the assistance of the New York City Police Department is required or requested at any portion of the Elevated Business Center or the Building or within twenty-five feet of any entrance of the Building to quell any disturbance arising out of any behavior by the Client, Client's staff, employees, business associates, customers or invitees.

B. Should Client be in default hereunder, Elevated shall have the option to pursue any one or more of the following remedies without any additional notice or demand whatsoever and without limitation to Elevated in the exercise of any remedy:

(1) Elevated may, if Elevated so elects, without any additional notice of such election or demand to Client, terminate this Agreement and the license to use any portion of the Elevated Business Center, and may by means of self help enter into the Office and take and hold possession of the contents thereof, without releasing Client, in whole or in part, from Client's obligations hereunder. In the event of such termination, Elevated may, at its option, declare the entire amount of the Monthly Base Services Fee which would become due and payable during the remainder of the Term to be due and payable immediately, in which event Client agrees to pay the same immediately without restoring to Client any right or privilege to occupy the Office or use or enjoy any of the rights or benefits of this agreement.

(2) Pursue any other remedy now or hereafter available to Elevated, including, but not limited to, Elevated's right to use self-help to exclude Client from the Office. Elevated's exercise of any right or remedy shall not prevent it from exercising any other right or remedy. Without limiting the generality of the foregoing, Elevated's bringing of a summary proceeding shall not limit or waive Elevated's right to engage in peaceable self-help, regardless of whether a court finds this Agreement not to be a license, but rather to define some other kind of relationship.

C. Client agrees to pay all costs and expenses (including without limitation reasonable attorneys' fees, disbursements and court costs) expended or incurred by Elevated in connection with the enforcement of this Agreement, the collection of any sums due hereunder, any action for declaratory relief in any way related to this Agreement, and/or the protection or preservation of any rights of Elevated hereunder.

9. RESTRICTIONS ON HIRING. Client agrees that during the Term of this Agreement and within one (1) year of the termination of this Agreement, neither Client nor any of its principals, employees or affiliates will hire directly or as an independent contractor, any person who is at that time, or was during the Term, an employee of Elevated. In the event of a breach of any obligation of Client contained in this paragraph, Client shall be liable to Elevated for, and shall pay to Elevated, on demand, liquidated damages in the sum of $25,000.00 for each employee with respect to whom such breach shall occur, it being mutually agreed that the actual damage that would be sustained by Elevated as a result of any such breach would be, from the nature of the case, extremely difficult to fix and that the aforesaid liquidated damage amount is fair and reasonable and not a penalty.

10. MISCELLANEOUS.

A. This is the only agreement between the parties. No other agreements are effective. All amendments to this Agreement shall be in writing and signed by all parties hereto. Any other attempted amendment shall be void. The invalidity or unenforceability of any provision hereof shall not affect the remainder hereof.

B. All Waivers must be in writing and signed by the waiving party. Elevated's failure to enforce any provision of this Agreement, or its acceptance of fees, shall not be a waiver and shall not prevent Elevated from enforcing any provision of this Agreement in the future. No receipt of money by Elevated shall be deemed to waive any default of Client or to extend, reinstate or continue the Term.

C. All Schedules and Addenda attached hereto are hereby incorporated herein by this reference. The laws of the State in which the Elevated Business Center is located shall govern this Agreement.

D. All parties signing this Agreement as a partnership or co-signing individuals shall be jointly and severally liable for all obligations of Client.

E. Client represents and warrants to Elevated that there are no agents, brokers, finders or other parties except NONE with whom Client has dealt who are or may be entitled to any commission or fee with respect to this Agreement. Client hereby indemnifies and holds harmless Elevated from any breach by Client of the foregoing representation.

F. Neither Client nor anyone claiming by, through or under Client shall assign this Agreement or permit the use of any portion of the Elevated Business Center by any person other than Client.

G. The Rules and Regulations of the Building and of Elevated as defined on Schedule "C" attached hereto, and any additional schedules that may be attached hereto, are expressly made a part of this Agreement and Client expressly covenants and agrees to abide by all of such Rules and Regulations and such additional terms, as well as such reasonable modifications to such Rules and Regulations as may be hereafter adopted by Elevated.

H. **THIS AGREEMENT IS NOT INTENDED TO CREATE A LEASE OR ANY OTHER INTEREST IN REAL PROPERTY IN FAVOR OF CLIENT, BUT MERELY CREATES A REVOCABLE LICENSE IN ACCORDANCE WITH THE TERMS HEREOF.** This Agreement grants Client a license to use the Elevated Business Center and the Office for the specific purposes herein set forth without diminution of the legal possession or control thereof by Elevated, and shall be revocable at the option of Elevated upon the destruction of the Elevated Business Center or the breach by Client of any term or condition herein set forth. This Agreement is subject and subordinate to any underlying lease or contract of the Building or of the premises comprising the Office or the Elevated Business Center, as such lease or contract may be amended from time to time (such underlying lease or contract, together with any amendments, is hereinafter referred to as the "Master Lease"). This Agreement shall terminate simultaneously with the termination of the Elevated Business Center operation for any reason. Client is not a party to nor shall Client have any rights under the Master Lease.

I. Client acknowledges that Elevated will comply with U.S. Postal Service regulations regarding Client mail and, upon termination of this Agreement, it will be Client's responsibility to notify all parties of termination of the use of the Office, above described address, assigned telephone number, telex and facsimile numbers. For a period of thirty (30) days after the termination of this Agreement, Elevated will, at Client's written request and cost, provide Client's new telephone number and address to all incoming callers, and will hold or forward to Client once a week all mail, packages, facsimiles and telexes.

J. Elevated may assign this Agreement and/or any fees hereunder and Client agrees to attorn to any such assignee.

K. If Client does not remove any property belonging to Client from the Elevated Business Center by the end of the Term, at the option of Elevated, Client shall be conclusively presumed to have conveyed such property to Elevated under this Agreement as a bill of sale without further payment or credit by Elevated to Client and Elevated may remove the same and Client shall pay Elevated all costs of such removal upon demand.

L. All notices hereunder shall be in writing. Notices to Client shall be deemed to be duly given if emailed to Client at the following e-mail address Ronny Yakov <ronny@olb.com> or hand delivered to Client at the Office and any notices of termination from Elevated to Client shall be deemed duly given if mailed by registered or certified mail, postage prepaid to Client at the Office.

Notice to Elevated shall be deemed to be duly given if emailed to Elevated at reception@elevatedny.com, with receipt confirmed.

[Signature page follows]

SIGNATURES:

ELEVATED
Executive Workspace, LLC d/b/a Elevated NY **A Delaware limited liability company** By: ______________________ **Georgia Gournas, General Manager**

CLIENT	
CORPORATION/LLC/PARTNERSHIP:	***INDIVIDUAL(S):***
The OLB Group, Inc., (insert name of company) A(n) Delaware (state of formation/type of company) By: ______________________ (signature) Ronny Yakov (print name) Its: CEO (Title)	______________________ (signature) ______________________ (print name) ______________________ (Address) ______________________ ______________________ (signature) ______________________ (print name) ______________________ (Address) ______________________ ______________________ (signature) ______________________ (print name)

	(Address)

PERSONAL GUARANTEE:
For value received, the undersigned does hereby unconditionally and irrevocably guarantee the prompt payment and full performance of all terms, covenants, conditions and agreements as contained in this Agreement.

By: ______________________ By: ______________________ By: ______________________

SCHEDULE "A"
Base Services Included:

- Individual Executive Office
- Executive Desk(s) and Chair(s), Credenza(s), and Guest Chairs
- Furnished and Decorated Conference Rooms, Reception Area and Café area (**3 hours of complimentary conference room hours each month). Hours DO NOT carry over.**
- Professional Receptionist, Mail Center Clerk and Office Assistant, and Office Manager
- Prestigious Business Address
- Mail and Package Receipt
- Utilities and Janitorial Service

SCHEDULE "B"
Additional Services Available:
Professional Technical Support
Word Processing Services
Secretarial Services
Facsimile and Telex Services
Copy and Binding Services
Outgoing Mail & Express Delivery Services
Office Furniture
Specialized Audio/Visual Equipment and Video Conferencing
Printing & Office Supplies
Miscellaneous Purchasing Services
Catering & Beverage Services
Telecommunications Package as Specified in Section 1.H . and Schedule D herein
Specialized Telephone Services
International Telephone Services
Use of Furnished Conference Room
Other Client Requested Services

SCHEDULE "C" – RULES AND REGULATIONS

1. Client's employees and guests will conduct themselves in a businesslike manner; proper business attire will be worn at all times; the noise level will be kept to a level so as not to interfere with or annoy other clients and Client will abide by Elevated's directives regarding security, keys, parking and other such matters common to all occupants.

2. Client agrees to use chair mats and desk pads in the Office(s) and any damage from failure to use the same will be the responsibility of Client. Client will not affix anything to the windows, walls or any other part of the Office(s) or the Elevated Center or make alterations or additions to the Office(s) or the Elevated Business Center without the prior written consent of Elevated.

3. Client will not prop open any corridor doors, exit doors or doors connecting corridors during or after business hours.

4. Client can only use public areas with the consent of Elevated and those areas must be kept neat and attractive at all times.

5. All corridors, halls, elevators and stairways shall not be obstructed by Client or used for any purpose other than egress and ingress.

6. No advertisement or identifying signs, other than provided by Elevated, or other notices shall be inscribed, painted, or affixed on any part of the corridors, doors or public areas.

7. Client shall not, without Elevated's prior written consent, store or operate in the Office(s) or the Elevated Business Center any computer (excepting a personal computer) or any other large business machine, including without limitation reproduction equipment, heating equipment, stove, radio, stereo equipment or other mechanical amplification equipment, vending or coin operated machine, refrigerator or coffee equipment, conduct a mechanical business therein, do any cooking therein, or use or allow to be used in the Building, oil burning fluids, gasoline, kerosene for heating, warming or lighting. No article deemed hazardous on account of fire or any explosives shall be brought into the Elevated Business Center. No offensive gases, odors or liquids will be permitted.

8. The electrical current shall be used for ordinary lighting purposes only unless written permission to do otherwise shall first have been obtained from Elevated at an agreed cost to Client (except that personal computers, fax machines and similar office equipment are permitted).

9. If Client requires any special installation or wiring for electrical use, telephone equipment or otherwise, such wiring shall be done at Client's expense by the personnel designated by Elevated.

10. Client may not conduct business in the hallways, reception area or any other area except in its designated Office(s) without the prior written consent of Elevated.

11. Client shall not videotape, photograph or otherwise record any of the interiors of the Building, or any persons or materials therein, without the written consent of Elevated. Client shall have no right to publish, broadcast, distribute or otherwise use any materials created in violation of this provision. Client shall and hereby does assign all rights in any such materials to Elevated, who shall be deemed owner thereof for all purposes.

12. Client will bring no animals into the Building other than seeing-eye dogs in the company of blind persons.

13. Client shall not remove furniture, fixtures or decorative material from the Office(s) without the written consent of Elevated and such removal shall be under the supervision and regulations of the Elevated Business Center.

14. Client will not use the Elevated Business Center for manufacturing or storage of merchandise except as such storage may be incidental to general office purposes.

15. Client will not occupy or permit any portion of the Elevated Business Center to be occupied or used for the manufacture, sale, gift or use of liquor, narcotics or tobacco in any form.

16. Client will not use the Office(s) for lodging or sleeping or for any immoral or illegal purposes.

17. No additional locks or bolts of any kind shall be placed upon any of the doors or windows of the Elevated Business Center by Client, nor shall any changes be made on existing locks or the mechanisms thereof.

18. Client shall, before leaving the Office(s) unattended for an extended period of time, close and securely lock all doors and shut off all lights and other electrical apparatus. Any damage resulting from failure to do so shall be paid by Client.

19. Canvassing, soliciting and peddling in the Building are prohibited and Client shall not solicit other clients for any business or other purpose without the prior written approval of Elevated.

20. All property belonging to Client or any employee, agent or invitee of Client shall be at the risk of such person only and Elevated shall not be liable for damages thereto or for theft or misappropriation thereof.

21. The entire Building is designated as a non-smoking building. Smoking shall be prohibited in all offices, work stations and public areas, including conference and training rooms. No smoking shall be permitted at any time in any area of the Building and/or the Elevated Business Center (including without limitation cigarette, cigar and pipe smoking).

22. Cell phone usage in the corridors and reception areas is strictly prohibited. Cell phones may only be used inside Clients office or in the elevator lobby area.

23. Client shall comply, and cause its employees, agents, visitors and vendors to comply, with both guidance (to the extent reasonably possible) and requirements issued by the federal, state and local governments and all agencies and instrumentalities thereof relating to COVID-19 or other pandemic related requirements, as same change from time to time applicable to it or its operations in the Office(s) or in the Building (collectively, as they apply at the relevant time and to the area or operations in question, "Guidance and Rules"). Client shall cooperate with Elevated so that Elevated is able to effectively comply with all Guidance and Rules applicable to the Building. Client shall, and shall cause all of Client's employees, agents, visitors and vendors to, comply with Elevated's reasonable supplemental rules and procedures (which may be provided and updated from time to time as requirements change) in connection with any Guidance and Rules.

Elevated shall have no responsibility to Client for the violation or non-performance by any other Elevated clients of any of the Rules and Regulations but shall use reasonable efforts to uniformly enforce all Rules and Regulations.

SCHEDULE "D"
TELECOMMUNICATIONS AND INTERNET SERVICES

- **State-of-the-Art Telecommunications and Internet Services**
  Elevated NY provides cutting edge telecommunications and Internet services through our Cisco powered switch and router infrastructure.

- **Fiber Optic Network Facilities**
  1120 Avenue of the Americas is serviced by traditional Verizon synchronous optical network (SONET) circuits which are complemented with private metropolitan fiber connections.

- **World Class Network Services**
  Multiple voice and Internet circuits provide abundant capacity and high-speed bandwidth, while multiple service providers ensure maximum resiliency, uptime and reliance.

- **IP Telephony System**
  A state-of-the-art IP Telephony system was designed by Essensys for Elevated NY. This system provides a wide range of user features and was engineered with system redundancy and fault tolerance in mind.

- **Polycom VVX 410 Series Business Phone**



Clients are provided with Polycom High Definition VOIP digital telephones, excellent business manager handsets that include 12-line capacity, large Color LED display, built-in headset port and high quality, full-duplex speakerphone.

Telephone Service Features
- Unlimited local and domestic long distance calling
- Voicemail delivery to your e-mail and/or Smartphone or PDA
- Receptionist answering services
- Caller ID
- Conference calling
- Three telephony support options including self support via a web portal

- **Internet Service Features**
  - Dual, multi-homed Tier 1 Internet service providers
  - Diverse circuit routing to/from 1120 Avenue of the Americas
  - Redundant high performance Cisco routers

- **Flexible Infrastructure**
  The telecommunications infrastructure of Elevated NY was designed for maximum flexibility to meet the unique needs of individual clients.

- **One Simple Flat Fee Pricing Plan**
  Our flat fee pricing plan illustrated below includes everything – reception answering service, unlimited local and domestic long distance calling, unique telephone service features, high-speed internet access, Polycom VVX 410 IP telephone handsets, and access to our Cisco powered infrastructure both thru hardline and Wifi.

- **Pricing Tiers**

1 user	$175.00 per month or $100.00 per month for internet service only
Each additional user	Add $175.00 for each additional user or $100.00 per month for internet service only

***Prices subject to change**